                                                                  EXHIBIT 99(a)


                       CONSOLIDATED FINANCIAL STATEMENTS

                               NTEX HOLDING B.V.

                           ROTTERDAM, THE NETHERLANDS

                                DECEMBER 31,1995

CONTENTS


Report of the auditors / 3

Financial statements


- -    Consolidated Balance Sheet / 4
- -    Consolidated Statement of Operations / 5
- -    Consolidated Statement of Shareholders' Equity (Deficiency) / 6
- -    Consolidated Statement of Cash Flows / 7
- -    Notes to Consolidated Financial Statements / 8

REPORT OF THE AUDITORS


We have audited the accompanying consolidated balance sheet of NTEX Holding B.V, as of December 31, 1995, and the related consolidated statement of operations, shareholders equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of NTEX Holding B.V. at December 31, 1995, and the consolidated result of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.


                                       /s/ MORET ERNST & YOUNG ACCOUNTANTS

June 12, 1996                          MORET ERNST & YOUNG ACCOUNTANTS

NTEX HOLDING B.V.



CONSOLIDATED BALANCE SHEET
DECEMBER 31, 1995

ASSETS

                                                                      Notes               1995
                                                                     -------   --------------------------
                                                                                    USD            NLG
CURRENT ASSETS
Trade accounts receivable less allowance for bad debts
    of USD 99,300 (NLG 159,128)                                                   504,740         808,846
Other accounts receivable                                                         153,492         245,971
Prepayments                                                                        81,171         130,076
                                                                               ----------     -----------

Total current assets                                                              739,403       1,184,893
                                                                               ----------     -----------

COMPUTER EQUIPMENT, FIXTURES AND FITTINGS                               4       1,012,059       1,621,825
Less:  accumulated depreciation                                         4        (920,755)     (1,475,510)
                                                                               ----------     -----------
                                                                                   91,304         146,315
                                                                               ----------     -----------
TOTAL ASSETS                                                                      830,707       1,331,208
                                                                               ==========     ===========

LIABILITIES AND SHAREHOLDERS'
EQUITY/ (DEFICIENCY)

CURRENT LIABILITIES
Bank overdraft                                                          5         352,819         565,392
Trade accounts payable:
- -   Lifetime Networks B.V.                                             12         203,834         326,644
- -   Other                                                                         431,647         691,715
Other accounts payable and accrued expenses                                       489,898         785,062
Deferred revenue                                                                  473,112         758,162
Current portion of long-term debt                                       7         371,589         595,472
Subordinated debt                                                       8         450,546         722,000
                                                                               ----------     -----------
Total current liabilities.                                                      2,773,445       4,444,447
                                                                               ----------     -----------

PROVISIONS
Pension provision                                                                   1,882           3,015

SHAREHOLDERS' EQUITY/(DEFICIENCY)
Common stock, NLG 10 par value:
- -   Authorized charge                     - 152,250
       Issued and fully paid shares       -  52,525                               327,769         525,250
Additional paid-in capital                                                      5,325,478       8,534,078
Accumulated deficit                                                            (7,597,867)    (12,175,582)
                                                                               ----------     -----------
                                                                               (1,944.620)     (3,116,254)
                                                                               ----------     -----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY/(DEFICIENCY)                           830,707       1,331,208
                                                                               ==========     ===========

See accompanying notes

NTEX HOLDING B.V.


CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1995

                                  Notes                 1995
                                 -------  ----------------------------
                                               USD               NLG
REVENUES
Services                                  2,245,912          3,590,090
Software                                    125,944            201,322
Hardware                                    180,908            289,181
                                          ---------          ---------
                                          2,552,764          4,080,593
                                          ---------          ---------

COST OF SALES
Services                                    487,344            775,949
Software                                      5,966              9,500
Hardware                                    246,918            393,143
                                          ---------          ---------
                                            740,228          1,178,592
                                          ---------          ---------
Gross profit                              1,812,536          2,902,001
                                          ---------          ---------

OPERATING COSTS
Selling and marketing                       484,372            771,217
General and administrative                1,153,945          1,837,311
Depreciation                       4         40,041             63,753
Product development                3        435,662            693,661
                                          ---------          ---------
                                          2,114,020          3,365,942
                                          ---------          ---------
OPERATING LOSS                             (301,484)          (463,941)

Other income (expense):
Interest expenses                           (99,301)          (158,107)
                                          ---------          ---------
LOSS BEFORE INCOME TAXES                   (400,785)          (622,048)
Income taxes                       2
                                          ---------          ---------
NET LOSS                                   (400,785)          (622.048)
                                          =========          =========



See accompanying notes

NTEX HOLDING B.V.


CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY/(DEFICIENCY)
YEAR ENDED DECEMBER 31,1995

                                              Additional
                                     Common     Paid-In     Accumulated
                                      stock     capital       deficit                        Total
                                       NLG        NLG           NLG                           NLG
                                    -------   ----------   ------------                  -----------
Balance at December 31, 1994        525,250   8,534,078    (11,553,534)                  (2,494,206)
Net loss                                  -           -       (622,048)                    (622,048)
                                    -------   ---------    -----------                   ----------
Balance at December 31, 1995        525,250   8,534,078    (12,175,582)                  (3,116,254)
                                    =======   =========    ===========                   ==========



                                              Additional                    Currency
                                      Common   Paid-In      Accumulated   Translation
                                      stock    capital        deficit     adjustment        Total
                                    --------  ----------    -----------   -----------    -----------
                                       USD       USD            USD           USD            USD

Balance at December 31, 1994        327,769   5,325,478     (7,209,694)           -      (1,556,447)
Net loss                                                      (400,785)                    (400,785)
Currency translation adjustment                                              12,612          12,612
                                    -------   ---------    -----------       ------      ----------
Balance at December 31, 1995        327,769   5,325,478     (7,610,479)      12,612      (1,944,620)
                                    =======   =========    ===========       ======      ==========







See accompanying notes

NTEX HOLDING B.V.


CONSOLIDATED STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 1995


                                                                             1995
                                                                 ----------------------------
                                                                    USD                NLG
OPERATING ACTIVITIES
Net loss                                                         (400,785)          (622,048)
Adjustments to reconcile net loss to net cash used
by operating activities:
- -   depreciation                                                   40,041             63,753
Changes in operating assets and liabilities
- -   accounts receivable and prepayments                          (381,897)          (608,057)
- -   trade accounts payable                                        346,691            552,002
- -   other accounts payable & accrued expenses                     321,204            511,421
- -   pension provision                                               1,894              3,015
                                                                 --------           --------
Net cash used by operating activities                             (72,852)           (99,914)
                                                                 --------           --------

INVESTING ACTIVITIES
Purchases of computer equipment. fixtures and fittings            (58,505)           (93,152)
                                                                 --------           --------
Net cash used in investing activities                             (58,505)           (93,152)
                                                                 --------           --------

FINANCING ACTIVITIES
Proceeds from subordinated debt                                   170,833            272,000
Repayments of bank loans                                          (48,989)           (78,000)
                                                                 --------           --------
Net cash provided by financing activities                         121,844            194,000
                                                                 --------           --------

Effect of exchange rate changes on cash                           (16,987)                 -
                                                                 --------           --------
Net decrease in bank overdraft                                    (26,500)               934
Bank overdraft at beginning of year                              (326,319)          (566,326)
                                                                 --------           --------
Bank overdraft at end of year                                    (352,819)          (565,392)
                                                                 ========           ========

OTHER INFORMATION
Interest paid                                                      74,536            118,676
                                                                 ========           ========





See accompanying notes

NTEX HOLDING B.V.


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED DECEMBER 31, 1995

1   ACCOUNTING POLICIES


DESCRIPTION OF BUSINESS

The Company is comprised of NTEX Holding B.V. and its two wholly-owned subsidiaries, NTEX Computer Centrum B.V. and NTEX datacommunications B.V. Each company is a Dutch limited liability corporation.

The principal business activities of the Company are the development and marketing of computer software, videotex software, computer networks and medical databases, as well as providing related computer software consultancy, support and maintenance.

GENERAL

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The financial statements are prepared for the purpose of inclusion in the consolidated financial statements of the Company's new parent company (see note 14) and are not the Company's statutory accounts. As a result, the statements include only the 1995 accounts of the Company. The Company's statutory year ends on December 31.

The financial statements are presented in both the Company's functional currency, Dutch Guilders, and in US Dollars, the reporting currency of its new parent company (see note 14). The statements of operations and cash flows have been translated into US dollars at the weighted average exchange rate for the year. The balance sheet has been translated at the year-end exchange rate. The resulting net translation adjustment is included as a separate component of shareholders' equity/(deficiency).

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of NTEX Holding B.V. and its subsidiaries. Significant intercompany accounts, transactions and any unrealized profits on intercompany transactions have been eliminated in consolidation.

REVENUE RECOGNITION

Software Licenses

The Company recognizes revenue from sales of software licenses upon delivery of the software product to a customer, unless the Company has significant related obligations remaining, such as installation services. When significant obligations remain after the software product has been delivered, revenue is not recognized until such obligations have been completed or are no longer significant. The costs of any insignificant obligations are accrued when the related revenue is recognized.

Postcontract Customer Support and Software Services

Revenue from Postcontract customer support is recognized over the period the customer support services are provided. Software services revenue is recognized as services are performed.

Software Contracts

For purposes of these statements revenue from customized software contracts has been deferred until client acceptance has taken place, while expenses incurred in relation to such contracts are recognized when incurred. Deferred income involved amounts to USD 130,000 (NLG 209,000) at the beginning of 1995 and USD 60,000 (NLG 96,000) at year-end.

Revenue from software contracts is recognized on the percentage-of-completion method with progress-to-completion measured based upon labor costs incurred or achievement of contract milestones.

COMPUTER SOFTWARE DEVELOPMENT COSTS

Costs incurred in creating computer software products are expensed when incurred until the technological feasibility of the product has been established. Upon technological feasibility being established, software production costs are capitalized.

Capitalized costs are amortized in proportion to current and expected revenues with an annual minimum amortization equal to the straight-line amortization over the remaining estimated economic life of the product. At December 31, 1995, no costs had been capitalized.

COMPUTER EQUIPMENT, FIXTURES AND FITTINGS

Computer equipment, fixtures and fittings are stated at cost. Depreciation is computed using the straight-line method at rates based on the useful lives of the various classes of assets, as follows: computer software - 16 2/3% to 33 1/3%; computer hardware - 33 1/3%; fixtures & fittings - 20%.

PENSIONS

The Company has established a defined benefit pension plan covering certain employees. Obligations for prior and future services are provided for on the basis of actuarial calculations.

CASH AND CASH EQUIVALENTS

The Company considers all highly-liquid investments with a maturity of three months or less when purchased to be cash equivalents.

2   INCOME TAXES

The Company's operating loss carryforwards as at December 31, 1995, totaled approximately USD 2,600,000 (NLG 4,100,000). The tax asset arising from these net operating loss carryforwards has been fully offset by an allowance due to the uncertainty of their realization. These amounts may be carried forward indefinitely.
NTEX Holding B.V. does not form a fiscal entity with its subsidiaries. Total loss carry forwards of the subsidiaries amount to USD 4,200,000 (NLG 6,700,000)

3   PRODUCT DEVELOPMENT COSTS

During the period 1992 through 1995 the Company incurred and expensed USD 1,945,882 (NLG 3,098,234) in the development of its 'PhoTeX' software product. These amounts were expensed because the project had not yet met the capitalization criteria regarding technical feasibility.

In 1993 the Netherlands Ministry of Economic Affairs agreed to assist in the development of the 'PhoTeX' software product. This assistance was made by providing development funding in the form of TOK credits. The cumulative amount of credits received as at December 31, 1995, was USD 806,026 (NLG 1,291,657) on which interest is charged at the rate of 8%.

The credits are recognized in line with expenses incurred and are netted against the product development costs being written off.

Over the period 1996 to 2005, 32% of revenue realized on the sale of the PhoTeX software product will be applied towards the repayment of TOK credits and accrued interest. Any balance which remains outstanding as at 2006 will be waived.

Sales of this product are expected to commence in 1996.


4   COMPUTER EQUIPMENT, FIXTURES AND FITTINGS


                                                              USD              NLG
Cost as at January 1, 1995                                  880,826         1,528,673
Additions                                                    58,505            93,152
                                                           --------        ----------
                                                            939,331         1,621,825
                                                           --------        ----------

Accumulated depreciation as at January 1, 1995             (813,458)       (1,411,757)
Depreciation                                                (40,041)          (63,753)
                                                           --------        ----------
Accumulated depreciation as at December 31, 1995           (853,499)       (1,475,510)
                                                           --------        ----------

Effect of exchange rate changes                               5,472                 -
                                                           --------        ----------
Net book value as at December 31, 1995                       91,304           146,315
                                                           ========        ==========


5   BANK OVERDRAFT

The Company maintains an overdraft facility with a bank which has a maximum limit of USD 436,817 (NLG, 700,000). The facility is secured by the:

- -    pledging of certain computer equipment, fixtures and fittings;
- -    pledging of trade accounts receivable and the rights to credit insurance receipts; and
- -    joint guarantees offered by NTEX Holding B.V., NTEX Computer Centrum B.V.
     and NTEX datacommunications B.V.


Interest is charged on the overdrawn balance at the rate of 7.5%.

6   ACCRUED PENSION COST

The Company has established a defined benefit pension plan that covers 17% of employees. Benefits are based on years of service and each employee's compensation during the last five years of employment. The Company's funding policy is to make payments to an assurance company based upon a calculated interest rate of 4%. A discount is granted based upon a 10-year average yieldrate on certain investments as defined by the insurance company.

In 1996 the Company established a defined contribution pension plan covering the majority of employees not included in the existing defined benefit pension plan.

The following table sets forth the funded status and amount recognized for the Company's defined benefit pension plan in the consolidated balance sheet at December 31, 1995:

                                                                                             USD         NLG
Actuarial present value of accumulated benefit obligation,
including vested benefits in 1995                                                          61,888      99,175
                                                                                          =======     =======

Actuarial present value of projected benefit obligation for
services rendered to date                                                                 103,793     166,328
Plan assets at fair value, primarily listed stocks                                         66,771     107,000
                                                                                          -------     -------

Projected benefit obligation in excess of plan assets                                      37,022      59,328
Unrecognized net loss from past experience different from
that assumed and effects of changes in assumptions                                          8,139      13,043
Unrecognized net obligation at December 31, 1995                                           27,001      43,270
                                                                                          -------     -------

Accrued pension cost                                                                        1,882       3,015
                                                                                          =======     =======

Net pension cost included the following components:

                                                                                             USD         NLG
Service cost - benefits earned during the period                                           15,428      24,564
Interest cost on projected benefit obligation                                               4,764       7,586
Actual return on plan assets                                                               (3,052)     (4,860)
Net amortization and deferral                                                               1,359       2,164
                                                                                          -------     -------

Net pension cost                                                                           18,499      29,454
                                                                                          =======     =======

Following is a summary of significant actuarial assumptions used:

Discount rates                                                                        6%
Rates of increase in compensation levels
 general increase:                                                                    2%
 specific increase above inflation:
   - up to 54 years                                                                   2%
   - 55 years and older                                                               0%
Expected long-term rate of return on assets                                           6%

7   LONG-TERM DEBT

The long-term debt was repaid on June 5, 1996. Interest was charged on this loan at the rate of 8%.


8   SUBORDINATED DEBT

The subordinated debt is payable to the shareholders and was repaid on April 4. 1996 (see note 14). Interest was charged on this loan at the rate of 11.5%.


9   COMMITMENTS

Future minimum payments under noncancelable operating leases with initial terms of one year or more consisted of the following as at December 31, 1995:

                                                USD             NLG
1996                                          276,079         442,416
1997                                          243,179         389,695
1998                                          130,680         209,415
1999                                            4,062           6,510
2000                                                -               -
Thereafter                                          -               -
                                              -------       ---------
Total minimum lease payments                  654,000       1,048,036
                                              =======       =========


Operating lease payments made in 1995 totaled USD 295,190 (NLG 470,000).

A bank guarantee has been provided by the Company guaranteeing building operating lease payments to a maximum of USD 81,123 (NLG 130,000). Building operating lease payments are subject to an annual revision on July 1.

10  CONTINGENT LIABILITIES

A credit was granted for the development of the 'PhoTeX' software product, (part of) which credit may have to be paid back. Refer to note 3 for further details.

A claim for USD 76,131 (NLG 122,000) has been filed against NTEX datacommunications B.V. on the grounds of damages incurred from the perceived malfunctioning of software supplied to the plaintiff. The court is yet to make final ruling on this matter. NTEX datacommunications B.V.'s legal adviser and Directors regard the claim as unfounded. No provision for this claim has been made in the financial statements.

11  COOPERATION AGREEMENT

In conjunction with the sale of certain business units to a third party, NTEX datacommunications B.V. has entered into an agreement with the purchaser to purchase services totalling a minimum of USD 149,766 (NLG 240,000) between November 1, 1995, and October 31, 1996, and for a minimum of USD 131,045 (NLG 210,000) for the year ended October 31, 1997. During 1995, the Company purchased services totalling USD 178,177 (NLG 283,694) under this agreement which were charged on normal terms and conditions.

NTEX datacommunications B.V. will receive USD 56,162 (NLG 90,000) as compensation for the NTEX Holding B.V. group waiving their rights under the cooperation agreement.


12  TRANSACTIONS WITH RELATED PARTIES

During the year the Company purchased services from Lifeline Networks B.V., a former subsidiary of NTEX Holding B.V. and a company in which Mr. Nederlof, a director of NTEX Holding B.V., holds an interest. Fees were charged on normal terms and conditions and accounted in 1995 for 7% of total expenses. On the other hand, Lifeline Networks B.V. purchased technical and consulting services from NTEX Holding B.V. during the year in the amount of NLG 3000,000. Trade accounts payable as at December 31, 1995 includes an amount of USD 203,834 (NLG 326,644) which is payable to Lifeline.


13  FINANCIAL INSTRUMENTS

The Company believes there are no material differences between the fair value and carrying amounts of financial instruments.

Non-disputed trade accounts receivable are insured with a third party. The Company is not exposed to any concentrations of credit risk.


14  SUBSEQUENT EVENT

On April 4, 1996, 100% of the shares in NTEX Holding B.V. were acquired by Harbinger Corporation, a United States company whose shares are publicly traded.